Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, January 24, 2017	COMPANY CONTACT: Shannon Okinaka, EVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2016 Fourth Quarter and Full Year Financial Results

HONOLULU — January 24, 2017 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2016.

Fourth Quarter 2016 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$10.6M	-$27.3M	$68.8M	+$20.2M
Diluted EPS	$0.20	-$0.46	$1.28	+$0.43
Pre-tax Margin	2.8%	-7.9 pts.	17.6%	+3.8 pts.

Full Year 2016 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$244.1M	+$61.5M	$280.1M	+$90.8M
Diluted EPS	$4.52	+$1.54	$5.19	+$2.10
Pre-tax Margin	16.1%	+3.4 pts.	18.4%	+5.2 pts.

“2016 was a great year for us,” said Mark Dunkerley, Hawaiian Airlines president and CEO. “The business environment has been characterized by strong demand, balanced industry capacity in our markets and manageable fuel prices. Our hard working team has done a good job ensuring that the investments we made in our business at the beginning of this decade continue to deliver the returns we anticipated from them. Our business is stronger and we are growing value for our shareholders, giving us great confidence for 2017 and beyond.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2016 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $610 million.
·                  Outstanding debt and capital lease obligations of $557 million.

The Company has also renewed and increased its existing revolving credit facility to $225 million.

2016 Highlights

People

·                  Enhanced the Company's profit sharing program electing to reward all employees in 2016.
·                  Contributed $31 million to its pension plans in the fourth quarter for a full year total of $58 million, significantly in excess of minimum requirements.
·                  Ratified a five year contract with its dispatchers represented by the Transport Workers Union.
·                  Ratified five year contracts with the International Association of Machinists and Aerospace Workers.

Operational

·                  Ranked #1 globally for on-time performance for 2016 by OAG.
·                  Ranked #1 nationally for on-time performance for all reported months in 2016 except for July in the U.S. Department of Transportation Air Travel Consumer Report.
·                  Flew a record 11.1 million passengers in 2016.
·               Insourced sales teams in Australia, New Zealand, and Japan to position the Company for long-term success in these markets.
·                 Purchased an Airbus A320 Full Flight Simulator for on-site pilot training.

New routes

·	Expanded service to Japan with additional routes and frequencies to Tokyo.

Product and loyalty

·	Led the U.S. airline industry in unit revenue growth in 2016.

·	Won the 2016 Skytrax World Airline Award for 'Best Airline Staff' in North America.
·    Unveiled new uniforms for front line employees to debut in 2017.

·	Launched Bid Up, an auction offering North America guests a chance to name their price for first class upgrades.

·
Began revenue flights for the newly retrofitted A330 aircraft in December with a new 278 passenger seat configuration featuring 18 fully lie-flat Premium Cabin seats, 68 Extra Comfort seats and 192 Main Cabin seats.

·	Achieved a record $50 million in Extra Comfort and Preferred Seat sales in 2016.

Fleet and financing

·	Took delivery of the 23rd A330-200 in June under a six-year lease and announced the purchase of an additional A330 for delivery in the fourth quarter of 2017.

·	Took delivery of two additional 717s in the fourth quarter of 2016 under six-year leases.

·	Announced the lease of two additional A321neos for delivery in the first quarter of 2018.

·	Announced the planned retirement of its remaining fleet of 767s by the end of 2018.

First Quarter and Full Year 2017 Outlook

The table below summarizes the Company’s expectations for the first quarter ending March 31, 2017 and the full year ending December 31, 2017, expressed as an expected percentage change compared to the results for the quarter ended March 31, 2016 or the year ended December 31, 2016, as applicable.

	First Quarter		First Quarter
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM excluding Fuel (a)	Up 3% to up 6%	Cost per ASM (a)	Up 8.7% to up 12.5%
Operating Revenue Per ASM	Up 4% to up 7%
ASMs	Up 2.5% to up 4.5%
Gallons of jet fuel consumed	Up 4.5% to 6.5%
Economic fuel cost per gallon (b)(c)	$1.60 to $1.70	Fuel cost per gallon (b)	$1.66 to $1.76

	Full Year		Full Year
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM excluding Fuel (a)	Up in the mid-single digit range	Cost per ASM (a)	Up in the mid-single digit range
ASMs	Up 1% to up 4%
Gallons of jet fuel consumed	Up 2.5% to up 5.5%
Economic fuel cost per gallon (b)(c)	$1.75 to $1.85	Fuel cost per gallon (b)	$1.77 to $1.87

(a) See Table 4 for a reconciliation of operating expenses to operating expenses excluding aircraft fuel.
(b) Economic fuel cost per gallon estimates are based on the January 17, 2017 fuel forward curve.
(c) See Table 3 for a reconciliation of actual fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly and full year earnings conference call is scheduled to begin today (January 24, 2017) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the Company’s investor website.

About Hawaiian Airlines

Hawaiian®, the world's most punctual airline as reported by OAG, has led all U.S. carriers in on-time performance for 12 years (2004-2015) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 88th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile, cost per available seat mile excluding fuel, available seat miles, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon each for the quarter ending March 31, 2017 and for the full year ending December 31, 2017; the Company's expectations regarding operating revenue per available seat mile for the quarter ending March 31, 2017; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Operating Revenue:
Passenger	$553,647	$500,149	10.7%	$2,145,742	$2,025,610	5.9%
Other	79,326	74,005	7.2%	304,838	291,857	4.4%
Total	632,973	574,154	10.2%	2,450,580	2,317,467	5.7%
Operating Expenses:
Aircraft fuel, including taxes and delivery	95,806	88,399	8.4%	344,322	417,728	(17.6)%
Wages and benefits	144,598	129,631	11.5%	555,534	499,506	11.2%
Aircraft rent	32,220	28,921	11.4%	124,565	115,653	7.7%
Maintenance materials and repairs	62,069	56,136	10.6%	228,970	224,648	1.9%
Aircraft and passenger servicing	33,631	29,501	14.0%	126,876	117,449	8.0%
Commissions and other selling	31,795	28,529	11.4%	125,731	119,746	5.0%
Depreciation and amortization	26,499	26,804	(1.1)%	108,128	105,581	2.4%
Other rentals and landing fees	29,749	24,248	22.7%	108,087	95,055	13.7%
Purchased services	23,385	21,294	9.8%	96,274	81,838	17.6%
Other	33,210	31,845	4.3%	127,489	114,160	11.7%
Special items	95,142	—	—%	95,142	—	—%
Total	608,104	465,308	30.7%	2,041,118	1,891,364	7.9%
Operating Income	24,869	108,846	(77.2)%	409,462	426,103	(3.9)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(8,159)	(12,936)		(36,612)	(55,678)
Interest income	963	759		4,007	2,811
Capitalized interest	1,244	295		2,651	3,261
Gains (losses) on fuel derivatives	4,685	(31,261)		20,106	(59,931)
Loss on extinguishment of debt	(480)	(4,762)		(10,473)	(12,058)
Other, net	(5,561)	505		4,323	(8,820)
Total	(7,308)	(47,400)		(15,998)	(130,415)
Income Before Income Taxes	17,561	61,446		393,464	295,688
Income tax expense	6,920	23,546		149,333	113,042
Net Income	$10,641	$37,900		$244,131	$182,646
Net Income Per Common Stock Share:
Basic	$0.20	$0.71		$4.56	$3.38
Diluted	$0.20	$0.66		$4.52	$2.98
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,433	53,335		53,502	54,031
Diluted	53,910	57,591		53,958	61,256

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three Months Ended December 31,					Twelve Months Ended December 31,
	2016		2015		% Change	2016		2015		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,728		2,655		2.7%	11,044		10,665		3.6%
Revenue passenger miles (RPM)	3,929,846		3,634,033		8.1%	15,484,369		14,450,564		7.2%
Available seat miles (ASM)	4,565,978		4,383,706		4.2%	18,371,544		17,710,309		3.7%
Passenger revenue per RPM (Yield)	14.09	¢	13.76	¢	2.4%	13.86	¢	14.02	¢	(1.1)%
Passenger load factor (RPM/ASM)	86.1%		82.9%		3.2 pt.	84.3%		81.6%		2.7 pt.
Passenger revenue per ASM (PRASM)	12.13	¢	11.41	¢	6.3%	11.68	¢	11.44	¢	2.1%
Total Operations (a) :
Revenue passengers flown	2,730		2,658		2.7%	11,051		10,673		3.5%
RPM	3,932,713		3,639,219		8.1%	15,492,509		14,462,191		7.1%
ASM	4,570,679		4,391,792		4.1%	18,384,637		17,726,322		3.7%
Passenger load factor (RPM/ASM)	86.0%		82.9%		3.1 pt.	84.3%		81.6%		2.7 pt.
Operating revenue per ASM (RASM)	13.85	¢	13.07	¢	6.0%	13.33	¢	13.07	¢	2.0%
Operating cost per ASM (CASM)	13.30	¢	10.59	¢	25.6%	11.10	¢	10.67	¢	4.0%
CASM excluding aircraft fuel and special items (b)	9.12	¢	8.58	¢	6.3%	8.71	¢	8.31	¢	4.8%
Aircraft fuel expense per ASM (c)	2.10	¢	2.01	¢	4.5%	1.87	¢	2.36	¢	(20.8)%
Revenue block hours operated	44,627		42,488		5.0%	179,254		173,546		3.3%
Gallons of jet fuel consumed	61,647		58,008		6.3%	244,118		234,183		4.2%
Average cost per gallon of jet fuel (actual) (c)	$1.55		$1.52		2.0%	$1.41		$1.78		(20.8)%
Economic fuel cost per gallon (c)(d)	$1.51		$1.80		(16.1)%	$1.52		$2.04		(25.5)%

(a)          Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(b)         See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes applicable taxes and fees.
(d)          See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$95,806	$88,399	8.4%	$344,322	$417,728	(17.6)%
Realized losses (gains) on settlement of fuel derivative contracts	(2,778)	16,025	(117.3)%	27,572	60,946	(54.8)%
Economic fuel expense	$93,028	$104,424	(10.9)%	$371,894	$478,674	(22.3)%
Fuel gallons consumed	61,647	58,008	6.3%	244,118	234,183	4.2%
Economic fuel costs per gallon	$1.51	$1.80	(16.1)%	$1.52	$2.04	(25.5)%

	Estimated three months ending March 31, 2017			Estimated full year ending December 31, 2017
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$100,235	-	$108,248	$442,865	-	$481,343
Realized (gains)/losses on settlement of fuel derivative contracts	(3,500)	-	(3,500)	(5,000)	-	(5,000)
Economic fuel expense	$96,735	-	$104,748	$437,865	-	$476,343
Fuel gallons consumed	60,459	-	61,616	250,209	-	257,532
Economic fuel costs per gallon	$1.60	-	$1.70	$1.75	-	$1.85

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. Excluding the impact of these derivative adjustments allows investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•
The impairment and contract termination charges related to the early retirement of the Company's fleet of 767 aircraft, engines, and related assets along with the bonuses and a proposed collective bargaining agreement payment are considered special items by the Company and are not expected to represent ongoing expenses to the Company.

Excluding these special items allows investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016		2015		2016		2015
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported—GAAP	$10,641	$0.20	$37,900	$0.66	$244,131	$4.52	$182,646	$2.98
Add: changes in fair value of derivative contracts	(1,907)	(0.04)	12,968	0.23	(47,678)	(0.88)	(1,015)	(0.02)
Add: loss on extinguishment of debt	480	0.01	4,762	0.08	10,473	0.19	12,058	0.20
Add: special items
Impairment charge	49,361	0.92	—	—	49,361	0.92	—	—
Termination charge	21,000	0.39	—	—	21,000	0.39	—	—
Bonuses and a proposed collective bargaining agreement payment	24,781	0.46	—	—	24,781	0.46	—	—
Tax effect of adjustments	(35,583)	(0.66)	(7,092)	(0.12)	(21,987)	(0.41)	(4,417)	(0.07)
Adjusted net income	$68,773	$1.28	$48,538	$0.85	$280,081	$5.19	$189,272	$3.09

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Income Before Income Taxes, as reported	$17,561	$61,446	$393,464	$295,688
Add: changes in fair value of derivative contracts	(1,907)	12,968	(47,678)	(1,015)
Add: loss on extinguishment of debt	480	4,762	10,473	12,058
Add: special items
Impairment charge	49,361	—	49,361	—
Termination charge	21,000	—	21,000	—
Bonuses and a proposed collective bargaining agreement payment	24,781	—	24,781	—
Adjusted Income Before Income Taxes	$111,276	$79,176	$451,401	$306,731

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(in thousands, except as otherwise indicated)
GAAP operating expenses	$608,104	$465,308	$2,041,118	$1,891,364
Less: aircraft fuel, including taxes and delivery	(95,806)	(88,399)	(344,322)	(417,728)
Less: special items
Impairment charge	(49,361)	—	(49,361)	—
Termination charge	(21,000)	—	(21,000)	—
Bonuses and a proposed collective bargaining agreement payment	(24,781)	—	(24,781)	—
Adjusted operating expenses—excluding aircraft fuel and special items	$417,156	$376,909	$1,601,654	$1,473,636
Available Seat Miles	4,570,679	4,391,792	18,384,637	17,726,322
CASM—GAAP	13.30 ¢	10.59 ¢	11.10 ¢	10.67 ¢
Less: aircraft fuel	(2.10)	(2.01)	(1.87)	(2.36)
Less: special items
Impairment charge	(1.08)	—	(0.28)	—
Termination charge	(0.46)	—	(0.11)	—
Bonuses and a proposed collective bargaining agreement payment	(0.54)	—	(0.13)	—
CASM—excluding aircraft fuel and special items	9.12 ¢	8.58 ¢	8.71 ¢	8.31 ¢

	Estimated three months ending March 31, 2017
GAAP operating expenses	$511,591		-	$539,845
Less: aircraft fuel, including taxes and delivery	(100,235)		-	(108,248)
Adjusted operating expenses - excluding aircraft fuel	$411,356		-	$431,597
Available Seat Miles	4,477,298		-	4,564,660
CASM - GAAP	11.43	¢	-	11.83	¢
Less: aircraft fuel	(2.24)		-	(2.37)
CASM - excluding aircraft fuel	9.19	¢	-	9.46	¢

Given that the Company is providing only general directional guidance on its Full Year 2017 CASM excluding fuel and Full Year 2017 CASM, it is unable to provide a meaningful reconciliation of these metrics.

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt and special items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Pre-Tax Margin, as reported	2.8%	10.7%	16.1%	12.7%
Add: changes in fair value of derivative contracts	(0.3)%	2.3%	(2.0)%	—%
Add: loss on extinguishment of debt	0.1%	0.8%	0.4%	0.5%
Add: special items
Impairment charge	7.8%	—%	2.0%	—%
Termination charge	3.3%	—%	0.9%	—%
Bonuses and a proposed collective bargaining agreement payment	3.9%	—%	1.0%	—%
Adjusted Pre-Tax Margin	17.6%	13.8%	18.4%	13.2%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investor in assessing the Company’s overall debt.

	Twelve months ended
	December 31, 2016
Debt and capital lease obligations	$556,807
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	871,955
Adjusted debt and capital lease obligations	$1,428,762

EBITDAR:
Income Before Income Taxes	$393,464
Add back:
Interest and amortization of debt expense	36,612
Depreciation and amortization	108,128
Aircraft rent	124,565
EBITDAR	$662,769

Adjustments:
Add: Changes in fair value of derivative contracts	(47,678)
Add: Loss on extinguishment of debt	10,473
Add: Special items
Impairment charge	49,361
Termination charge	21,000
Bonuses and a proposed collective bargaining agreement payment	24,781
Adjusted EBITDAR	$720,706

Leverage Ratio	2.0	x